UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 11, 2008

HERITAGE COMMERCE CORP
(Exact name of registrant as specified in its charter)

California	000-23877	77-0469558
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Almaden Boulevard, San Jose, CA		95113
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 947-6900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2008, Heritage Bank of Commerce (subsidiary of Heritage Commerce Corp) and James Mayer signed a modification to Mr. Mayer’s employment agreement.  The modification provides that the employment agreement shall remain in effect until May 1, 2009 at which time Mr. Mayer’s employment will terminate.  Upon termination, Mr. Mayer will receive the severance amount set forth in his original employment agreement of $300,000 payable in 18 equal monthly payments of $16,666 per month.

A copy of the Modification is attached to this report as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(D)          Exhibits

10.1         Modification to Employment Agreement of James Mayer dated December 11, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HERITAGE COMMERCE CORP

DATED: December 17, 2008	By:	/s/ Lawrence D. McGovern
Lawrence D. McGovern
Executive Vice President and
Chief Financial Officer

Exhibit Index

Exhibit	Description
10.1	Modification of Employment Agreement of James Mayer dated December 11, 2008